UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      November 6, 2007

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri		63017

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 6, 2007, Kellwood Company (the “Company”) entered into an agreement (the “Agreement”) with Youngor Group Co., Ltd. (the “Youngor Group”) for the sale of its Smart Shirts manufacturing operations for approximately $120 million in cash. Kellwood expects to use proceeds from the transaction to repurchase shares and reduce debt. The following is summary of the Agreement, which summary is qualified in its entirety by reference to the actual Agreement, a copy of which is attached hereto as Exhibit 2.1.

The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close at the end of fiscal year 2007. The Agreement contains representations and warranties and indemnification obligations customary for transactions of this type. The Company has responsibility for indemnification claims only to the extent that they aggregate to over $1,000,000 (except in certain specified circumstances). Total indemnification obligations of the Company are limited to $20,000,000 except in certain specified circumstances.

There are representations and warranties contained in the Agreement which are made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties are made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because they are subject to a contractual standard of materiality that is different from standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Separately, the Company has sold its Smart Shirts real estate assets in Hong Kong to Billion Development and Project Management Limited for approximately $41 million in cash.

On November 6, 2007, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE

Kellwood has updated its previously issued net sales and earnings guidance to exclude Smart Shirts from ongoing operations. The Smart Shirts business will be included in discontinued operations for historical and future periods. In addition, the gain on the sale of the Smart Shirts business and Hong Kong real estate assets, as well as costs associated with these transactions, will be included in discontinued operations.

On November 6, 2007, the Company issued a press release updating its previously issued net sales and earnings guidance. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

(c) The following exhibits are included with this report:

Exhibit 2.1	Share Purchase Agreement Among Kellwood Company, Kellwood Asia Limited and Youngor Group Co., Ltd., dated as of November 6, 2007.*
Exhibit 99.1	Press Release, dated November 6, 2007.

* Pursuant to Item 601(b) of Regulation S-K, certain Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY
(Registrant)

DATE November 6, 2007	BY	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel